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EXHIBIT 99

Contacts:

Investor Relations: David Banks, (303) 967-8057, david.banks@firstdata.com
Media Relations: Staci Busby, (303) 967-7188, staci.busby@firstdata.com

FIRST DATA REPORTS SECOND QUARTER
EPS FROM CONTINUING OPERATIONS OF $0.53

        DENVER, July 21, 2004—First Data Corp. (NYSE: FDC), a global leader in electronic commerce and payment services, today reported second quarter earnings per share (EPS) from continuing operations of $0.53, up 15% from the prior-year second quarter. Revenue for the quarter increased 22% to $2.5 billion. Net income from continuing operations was $464 million.

        Operating expenses in the quarter included integration expenses that impacted EPS by $0.02 and other charges that had a $0.01 impact.

        "Once again, I want to thank our business partners and employees for their efforts in delivering outstanding operating results," said Charlie Fote, chairman and chief executive officer.

Second Quarter Highlights

  •
  Concord integration activities are on plan to achieve approximately $30 million in cost savings for 2004.

  •
  During the quarter, the company announced the sale of NYCE, which is expected to close in the third quarter.

  •
  On June 10, First Data announced an agreement to acquire payments processor, Delta Singular Outsourcing Services S.A.

  •
  In the second quarter, certain prior-period tax matters were favorably resolved benefiting EPS by $0.03 and lowering the 2004 projected tax rate to 27%.

  •
  The company repurchased 15.5 million shares of stock for $683 million at an average price of $44.08 per share. The remaining authorization for stock repurchases is $1.7 billion.

        Payment Services delivered $1.0 billion in quarterly revenues, a 14% growth over prior year. This marks the first time in company history the segment crossed the $1 billion threshold in a single quarter. Operating profits increased 12% to $341 million, and margins were 34%.

        Western Union, representing more than 80% of Payment Services' revenue, delivered strong results. Consumer-to-consumer transaction growth continued strong at 20%. International transaction growth of 24% drove 21% revenue growth. Transactions to Mexico increased 16%. Prepaid and consumer-to-business transactions grew 20% and 9%, respectively.

        The Western Union global agent network has surpassed 195,000 locations. In July, Western Union purchased a 30% equity interest in one of its agents in Italy, Angelo Costa, S.p.A., with a network of nearly 3,000 locations throughout the country. During the quarter, Western Union signed an agreement with the Italian Automobile Club with 800 locations and activated more than 1,300 Czech Post locations.

        Merchant Services' second quarter revenue was up 46% from the same period last year to $997 million, and operating profits increased 23% to $239 million, and margins were strong at 24%. Merchant transactions grew 71% for the quarter.

        Card Issuing Services posted second quarter revenue of $598 million, a 15% year-over-year increase and operating profits of $135 million, an 82% increase.

        During the quarter, 20 million accounts were converted on schedule for six different clients. An additional 20 million accounts are scheduled to be converted in the third and fourth quarters, and, after taking into consideration anticipated deconversions, accounts on file at year-end will be approximately 390 million.

Conference Call and Webcast

        First Data will hold a conference call today at 8:00 a.m. EDT to discuss the company's second quarter and year-to-date results. Charlie Fote, chairman and chief executive officer; Kim Patmore, executive vice president and chief financial officer; and David Banks, senior vice president of Investor Relations will host the call. The call will be open to the public. The conference call can be accessed by calling 888-831-9087 in the U.S. or 312-470-7220 internationally and passcode: FDC. This call also will be broadcast on the company's Web site at www.firstdata.com. Interested parties are encouraged to click on the webcast link 10-15 minutes prior to the start of the conference call.

        A replay of the conference call and the webcast will be available one hour after the call concludes through 5:00 p.m. EDT July 28, 2004. The replay of the call is available at 866-380-6721 in the U.S. or 203-369-0342 internationally (no passcode required), and a replay of the webcast is available at www.firstdata.com.

        Please note: All statements made by First Data officers on this call are the property of First Data and subject to copyright protection. Recording of the call is prohibited without the express written consent of First Data.

# # # # #

About First Data:

        First Data Corp. (NYSE: FDC), with global headquarters in Denver, helps power the global economy. As a leader in electronic commerce and payment services, First Data serves approximately 3.5 million merchant locations, 1,400 card issuers and millions of consumers, making it easy, fast and secure for people and businesses around the world to buy goods and services using virtually any form of payment. With more than 30,000 employees worldwide, the company provides credit, debit, private-label, smart and stored-value card issuing and merchant transaction processing services; Internet commerce solutions; money transfer services; money orders; and check guarantee and verification services. The STAR® Network offers PIN-secured debit acceptance at one million point-of-sale locations and 261,000 ATMs nationwide. First Data also offers a variety of payment services to businesses around the world including those in the United Kingdom, Australia, Canada, Japan, Mexico, Spain, Panama, Brazil, China, the Netherlands, the Middle East and Germany. Its Western Union and Orlandi Valuta money transfer networks include approximately 195,000 agent locations in more than 195 countries and territories. Visit www.firstdata.com for more information.

Notice to Investors, Prospective Investors and the Investment Community
Cautionary Information Regarding Forward-Looking Statements

        Statements in this press release regarding First Data Corporation's business which are not historical facts, including the revenue and earnings projections, are "forward-looking statements." All forward-looking statements are inherently uncertain as they are based on various expectations and assumptions concerning future events and they are subject to numerous known and unknown risks and uncertainties which could cause actual events or results to differ materially from those projected. Important factors upon which the Company's forward-looking statements are premised include: (a) no unanticipated developments that delay or negatively impact the integration of Concord EFS, Inc. according to the Company's integration plans, including its plans to integrate IT systems, eliminate duplicative overhead and costs, and retain customers and critical employees; (b) the divestiture of NYCE Corporation within the time period allowed in the Company's agreement with the Department of Justice on terms reasonable to the Company; (c) continued growth at rates approximating recent levels for card-based payment transactions, consumer money transfer transactions and other product markets; (d) successful conversions under service contracts with major clients; (e) renewal of material contracts in the Company's business units consistent with past experience; (f) timely, successful and cost-effective implementation of processing systems to provide new products, improved functionality and increased efficiencies; (g) successful and timely integration of significant businesses and technologies acquired by the Company and realization of anticipated synergies; (h) continuing development and maintenance of appropriate business continuity plans for the Company's processing systems based on the needs and risks relative to each such system; (i) absence of consolidation among client financial institutions or other client groups which has a significant impact on FDC client relationships and no material loss of business from significant customers of the Company; (j) achieving planned revenue growth throughout the Company, including in the merchant alliance program which involves several joint ventures not under the sole control of the Company and each of which acts independently of the others, and successful management of pricing pressures through cost efficiencies and other cost management initiatives; (k) successfully managing the credit and fraud risks in the Company's business units and the merchant alliances, particularly in the context of the developing e-commerce markets; (l) anticipation of and response to technological changes, particularly with respect to e-commerce; (m) attracting and retaining qualified key employees; (n) no unanticipated changes in laws, regulations, credit card association rules or other industry standards affecting FDC's businesses which require significant product redevelopment efforts, reduce the market for or value of its products or render products obsolete; (o) continuation of the existing interest rate environment so as to avoid increases in agent fees related to Payment Services' products and increases in interest on the Company's borrowings; (p) absence of significant changes in foreign exchange spreads on retail money transfer transactions, particularly in high-volume corridors, without a corresponding increase in volume or consumer fees; (q) continued political stability in countries in which Western Union has material operations; (r) implementation of Western Union agent agreements with governmental entities according to schedule and no interruption of relations with countries in which Western Union has or is implementing material agent agreements; (s) no unanticipated developments relating to previously disclosed lawsuits, investigations or similar matters; (t) no catastrophic events that could impact the Company's or its major customer's operating facilities, communication systems and technology or that has a material negative impact on current economic conditions or levels of consumer spending; (u) no material breach of security of any of our systems; and (v) successfully managing the potential both for patent protection and patent liability in the context of rapidly developing legal framework for expansive software patent protection.

FIRST DATA CORPORATION
SUMMARY FINANCIAL HIGHLIGHTS
(Unaudited)
(in millions, except per share amounts)

	Three Months Ended June 30,
	2004	2003	Change
Total revenues	$2,529.1	$2,079.0	22%

Income before income taxes, minority interest, equity earnings in affiliates and discontinued operations	$577.7	$468.7	23%

Net income
Continuing operations	$463.9	$350.1	33%
Discontinued operations(a)	2.1	3.7	-43%

	$466.0	$353.8	32%

Earnings per common share—diluted
Continuing operations	$0.53	$0.46	15%
Discontinued operations	0.00	0.01

	$0.53	$0.47	13%

Weighted average shares outstanding—diluted	881.9	759.4	16%
Net income margins
Continuing operations	18.3%	16.8%	1.5 pts
Discontinued operations	0.1%	0.2%

	18.4%	17.0%	1.4 pts

(See accompanying notes)

FIRST DATA CORPORATION
SUMMARY FINANCIAL HIGHLIGHTS
(Unaudited)
(in millions, except per share amounts)

	Six Months Ended June 30,
	2004	2003	Change
Total revenues	$4,787.5	$4,053.4	18%

Income before income taxes, minority interest, equity earnings in affiliates and discontinued operations	$1,273.7	$862.9	48%

Net income
Continuing operations	$943.8	$640.9	47%
Discontinued operations(a)	5.7	5.5	4%

	$949.5	$646.4	47%

Earnings per common share—diluted
Continuing operations	$1.13	$0.84	35%
Discontinued operations	—	0.01

	$1.13	$0.85	33%

Weighted average shares outstanding—diluted	837.0	759.6	10%
Net income margins
Continuing operations	19.7%	15.8%	3.9 pts
Discontinued operations	0.1%	0.1%

	19.8%	15.9%	3.9 pts

(See accompanying notes)

FIRST DATA CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(in millions, except per share amounts)

	Three Months Ended June 30,
	2004	2003	Change
Revenues:
Transaction and processing service fees:
Payment Services	$904.9	$782.5	16%
Merchant Services	734.4	499.8	47%
Check Verification and Guarantee Services	102.8	101.6	1%
Card Issuing Services	429.0	340.3	26%
All other	29.4	36.4	-19%
Investment income, net	47.0	38.2	23%
Professional services	26.0	24.7	5%
Software licensing and maintenance	16.3	12.2	34%
Product sales and other	96.0	95.1	1%
Reimbursable postage and other	143.3	148.2	-3%

	2,529.1	2,079.0	22%

Expenses:
Cost of services	1,284.4	1,035.1	24%
Cost of products sold	57.6	55.0	5%
Selling, general and administrative	419.3	349.2	20%
Reimbursable postage and other	143.3	148.2	-3%
Other operating expenses:
Restructuring, net	4.6	—	NM
Impairments	1.2	—	NM
Litigation and regulatory settlements	15.4	—	NM

	1,925.8	1,587.5	21%

Operating profit	603.3	491.5	23%

Other income (expense):
Interest income	5.8	1.4	314%
Interest expense	(31.0)	(24.1)	29%
Investment gains and (losses)	(0.4)	(0.1)	NM

	(25.6)	(22.8)	NM

Income before income taxes, minority interest, equity earnings in affiliates and discontinued operations	577.7	468.7	23%
Income taxes(i)	126.9	127.9	-1%
Minority interest	(28.4)	(29.5)	-4%
Equity earnings in affiliates	41.5	38.8	7%

Income from continuing operations	463.9	350.1	33%
Income from discontinued operations, net of taxes of $6.9 and $3.8, respectively(a)	2.1	3.7	-43%

Net income	$466.0	$353.8	32%

Earnings per share from continuing operations:
Basic	$0.54	$0.47	15%
Diluted	$0.53	$0.46	15%
Earnings per share:
Basic	$0.54	$0.47	15%
Diluted	$0.53	$0.47	13%
Weighted-average shares outstanding:
Basic	866.0	747.9	16%
Diluted	881.9	759.4	16%
Shares outstanding at end of period	857.5	740.2	16%

(See accompanying notes)

FIRST DATA CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(in millions, except per share amounts)

	Six Months Ended June 30,
	2004	2003	Change
Revenues:
Transaction and processing service fees:
Payment Services	$1,758.0	$1,531.9	15%
Merchant Services	1,309.3	953.4	37%
Check Verification and Guarantee Services	200.6	194.0	3%
Card Issuing Services	808.0	684.1	18%
All other	68.6	72.9	-6%
Investment income, net	96.9	68.1	42%
Professional services	48.6	51.0	-5%
Software licensing and maintenance	32.0	23.4	37%
Product sales and other	172.2	163.9	5%
Reimbursable postage and other	293.3	310.7	-6%

	4,787.5	4,053.4	18%

Expenses:
Cost of services	2,467.8	2,053.1	20%
Cost of products sold	104.5	99.4	5%
Selling, general and administrative	776.1	680.8	14%
Reimbursable postage and other	293.3	310.7	-6%
Other operating expenses:
Restructuring, net	36.8	—	NM
Impairments	6.9	—	NM
Litigation and regulatory settlements	15.4	—	NM
Other	25.0	—	NM

	3,725.8	3,144.0	19%

Operating profit	1,061.7	909.4	17%

Other income (expense):
Interest income	11.2	2.7	315%
Interest expense	(62.1)	(49.0)	27%
Investment gains and (losses)	(2.2)	(0.2)	NM
Divestitures, net	265.1	—	NM

	212.0	(46.5)	NM

Income before income taxes, minority interest, equity earnings in affiliates and discontinued operations	1,273.7	862.9	48%
Income taxes(i)	345.5	236.9	46%
Minority interest	(56.7)	(52.9)	7%
Equity earnings in affiliates	72.3	67.8	7%

Income from continuing operations	943.8	640.9	47%
Income from discontinued operations, net of taxes of $9.6 and $5.8, respectively(a)	5.7	5.5	4%

Net income	$949.5	$646.4	47%

Earnings per share from continuing operations:
Basic	$1.15	$0.86	34%
Diluted	$1.13	$0.84	35%
Earnings per share:
Basic	$1.15	$0.86	34%
Diluted	$1.13	$0.85	33%
Weighted-average shares outstanding:
Basic	823.4	749.1	10%
Diluted	837.0	759.6	10%
Shares outstanding at end of period	857.5	740.2	16%

(See accompanying notes)

FIRST DATA CORPORATION
SUMMARY SEGMENT DATA
(Unaudited)
(in millions)

	Three Months Ended June 30,
	2004	2003	Change
Revenues:
Payment Services	$1,010.4	$883.1	14%
Merchant Services	996.6	680.5	46%
Card Issuing Services	597.6	520.1	15%

Subtotal segment revenues	2,604.6	2,083.7	25%
All Other and Corporate	63.2	60.7	4%

	2,667.8	2,144.4	24%

Adjustments for items included in segment and All Other and Corporate revenue:(b)
Equity earnings in affiliates(c)	(50.6)	(45.9)	10%
Interest income	(5.8)	(1.4)	314%
Divested operations(d)	—	66.6	NM
Eliminations(e)	(82.3)	(84.7)	-3%

Consolidated revenue	$2,529.1	$2,079.0	22%

Operating profit:(f)
Payment Services	$340.9	$304.3	12%
Merchant Services	238.5	194.1	23%
Card Issuing Services	134.5	74.1	82%

Subtotal segment operating profit	713.9	572.5	25%
All Other and Corporate	(24.6)	(25.1)	2%

	689.3	547.4	26%

Adjustments for items included in segment and All Other and Corporate operating profit:(b)
Equity earnings in affiliates(c)	(41.5)	(38.8)	7%
Divested operations(d)	—	11.7	NM
Minority interest from segment operations(g)	36.3	29.7	22%
Eliminations(e)	(53.8)	(57.1)	-6%
Interest expense	(31.0)	(24.1)	29%
Items excluded from segment operations(h)	(21.6)	(0.1)	NM

Income before income taxes, minority interest, equity earnings in affiliates and discontinued operations	$577.7	$468.7	23%

Depreciation & Amortization:
Payment Services	$25.1	$25.0	0%
Merchant Services	98.9	55.6	78%
Card Issuing Services	63.6	50.0	27%
All Other and Corporate	6.5	6.7	-3%
Divested operations	—	4.1	NM

Consolidated depreciation & amortization	$194.1	$141.4	37%

(See accompanying notes)

FIRST DATA CORPORATION
SUMMARY SEGMENT DATA
(Unaudited)
(in millions)

	Six Months Ended June 30,
	2004	2003	Change
Revenues:
Payment Services	$1,968.6	$1,722.8	14%
Merchant Services	1,740.7	1,261.3	38%
Card Issuing Services	1,155.6	1,054.5	10%

Subtotal segment revenues	4,864.9	4,038.6	20%
All Other and Corporate	127.8	137.7	-7%

	4,992.7	4,176.3	20%

Adjustments for items included in segment and All Other and Corporate revenue:(b)
Equity earnings in affiliates(c)	(89.3)	(82.6)	8%
Interest income	(11.2)	(2.7)	315%
Divested operations(d)	58.1	130.4	NM
Eliminations(e)	(162.8)	(168.0)	-3%

Consolidated revenue	$4,787.5	$4,053.4	18%

Operating profit:(f)
Payment Services	$669.5	$585.3	14%
Merchant Services	392.3	317.0	24%
Card Issuing Services	232.4	149.1	56%

Subtotal segment operating profit	1,294.2	1,051.4	23%
All Other and Corporate	(42.7)	(30.4)	-40%

	1,251.5	1,021.0	23%

Adjustments for items included in segment and All Other and Corporate operating profit:(b)
Equity earnings in affiliates(c)	(72.3)	(67.8)	7%
Divested operations(d)	11.2	18.6	NM
Minority interest from segment operations(g)	70.7	53.1	33%
Eliminations(e)	(104.1)	(112.8)	-8%
Interest expense	(62.1)	(49.0)	27%
Items excluded from segment operations(h)	178.8	(0.2)	NM

Income before income taxes, minority interest, equity earnings in affiliates and discontinued operations	$1,273.7	$862.9	48%

Depreciation & Amortization:
Payment Services	$49.9	$50.2	-1%
Merchant Services	169.1	110.1	54%
Card Issuing Services	121.4	99.4	22%
All Other and Corporate	13.6	13.9	-2%
Divested operations	2.7	7.6	-64%

Consolidated depreciation & amortization	$356.7	$281.2	27%

(See accompanying notes)

FIRST DATA CORPORATION
NOTES TO FINANCIAL SCHEDULES
(Unaudited)

(a)
Discontinued operations consist of NYCE.

(b)
Reconciles the total segment and All Other and Corporate revenue to consolidated revenue or total segment and All Other and Corporate operating profit to income before income taxes, minority interest, equity earnings in affiliates and discontinued operations as reported on the Consolidated Statements of Income.

(c)
Excludes equity losses that were recorded in expense of $1.7 million and $2.1 million for the three and six months ended June 30, 2004 and $0.2 million and $1.1 million for the same periods in 2003, and the amortization related to the excess of the investment balance over the Company's proportionate share of the investee's net book value for 2004 and 2003.

(d)
The Company sold its 67% owned subsidiary, Global Cash Access, ("GCA") in March 2004. Revenue and operating profit associated with GCA is excluded from segment results. The Merchant Services segment revenue and operating profit were reclassified for 2003 to exclude results from GCA.

(e)
Represents elimination of adjustment to record Payment Services segment revenues and operating profit on a pretax equivalent basis and elimination of intersegment revenue.

(f)
Segment and All Other and Corporate operating profit includes interest income, minority interest from segment operations and equity earnings in affiliates net of related amortization expense and the allocation of corporate overhead. Segment and All Other and Corporate operating profit excludes items discussed in note (h) below and interest expense.

(g)
Minority interest from segment operations excludes minority interest attributable to items excluded from segment operations discussed in note (h) below.

(h)
Items, other than interest expense, excluded from segment operations consist of the following:

	Three months ended June 30, 2004	Six months ended June 30, 2004
	(in millions)
Restructuring, net	$(4.6)	$(36.8)	Restructuring charges of $5.9 million and $38.2 million were recorded in the three and six months ended June 30, 2004, offset with reversals of excess restructuring accruals of $1.3 million and $1.4 million for three and six months, respectively.
Impairments	(1.2)	(6.9)	Impairment charges were recorded for the six months ended June 30, 2004 related primarily to software and goodwill as a result of business restructuring.
Investment losses, net	(0.4)	(2.2)	These net investment losses primarily related to e-commerce businesses and strategic investments.
Divestitures, net	—	265.1	Divestitures related to the gain on the sale of GCA and the release of $1.4 million divestiture accruals related to the expiration of certain contingencies.
Litigation and regulatory settlements	(15.4)	(15.4)	A litigation charge of $15.4 was recorded in the second quarter related to the anticipated settlement of a lawsuit.
Other	—	(25.0)	Other related to adjustments for TeleCheck accounting entries that originated primarily during 2002 and 2003.

	(21.6)	178.8
Minority interest	7.9	14.0

	$(13.7)	$192.8

	Three months ended June 30, 2003	Six months ended June 30, 2003
	(in millions)
Investment losses, net	$(0.1)	$(0.2)	Investment losses related to e-commerce businesses.

	(0.1)	(0.2)
Minority interest	0.1	0.2

	$—	$—

(i)
The reduction of the effective tax rate for the three and six months ended June 30, 2004 resulted from the favorable resolution of Federal and State issues totaling $29 million. This non-cash tax benefit was recognized in the second quarter 2004 causing the three and six months ended June 30, 2004 effective tax rates to be lower than the expected full year effective tax rate.
NM = Not meaningful.

FIRST DATA CORPORATION
FINANCIAL TRANSACTION PROCESSING
KEY INDICATORS
(Unaudited)
(in millions)

At June 30,	2004	2003	Change
Card accounts on file
Domestic cards(a)	385.6	287.8	34%
International cards	31.4	27.7	13%

Total	417.0	315.5	32%

For the Three-Months Ended June 30:
Payment services transactions:
Consumer-to-consumer money transfer(b)	23.92	19.99	20%
Branded consumer-to-business(c)	35.93	33.07	9%
North America merchant transactions(d)	5,164.0	3,022.3	71%
North America issuer transactions(e)	1,900.4	648.7	193%
For the Six-Months Ended June 30:
Payment services transactions:
Consumer-to-consumer money transfer(b)	45.48	38.02	20%
Branded consumer-to-business(c)	72.44	66.45	9%
North America merchant transactions(d)	8,989.8	5,669.0	59%
North America issuer transactions(e)	3,064.7	1,231.2	149%

(a)
Domestic card accounts on file at June 30, 2004 include 19.4 million accounts processed by Concord.

(b)
Consumer-to-consumer money transfer transactions include North America and international consumer money transfer services.

(c)
Branded consumer-to-business transactions include Quick Collect, EasyPay, PhonePay, Paymap's Just-in-Time and Equity Accelerator services, and E Commerce Group's Speedpay transactions directly processed by E Commerce Group.

(d)
North America merchant transactions include acquired VISA and MasterCard credit and signature debit, PIN-debit, electronic benefits transactions ("EBT"), and processed-only or gateway customer transactions at the point of sale ("POS"). North America merchant transactions also include acquired ATM transactions, gateway transactions at ATMs, and STAR PIN-debit POS transactions received from other acquirers. 2004 amounts include 1,756.9 million transactions processed by Concord in the three months ended June 30, 2004, and 2,404.9 million since the acquisition date of February 26, 2004. Prior year historical FDC amounts have been adjusted to conform to the current year presentation to include EBT.

(e)
North America issuer transactions include VISA and MasterCard signature debit, STAR ATM, STAR PIN-debit POS, and ATM and PIN-debit POS gateway transactions. 2004 amounts include 1,198.6 million transactions processed by Concord in the three months ended June 30, 2004, and 1,674.8 million since the acquisition date of February 26, 2004.

FIRST DATA CORPORATION
FINANCIAL TRANSACTION PROCESSING
North America merchant transactions (in millions)
(Unaudited)
(adjusted for current presentation)

Three Months Ended 3/31/2003(a)	Three Months Ended 6/30/2003(a)	Three Months Ended 9/30/2003(a)	Three Months Ended 12/31/2003(a)	Twelve Months Ended 12/31/2003(a)
2,646.7	3,022.3	3,182.3	3,418.0	12,269.3
(a)
North America merchant transactions include acquired VISA and MasterCard credit and signature debit, PIN-debit, electronic benefits transactions ("EBT") and processed-only transactions. The historical transactions have been adjusted to include the EBT transactions. Amounts presented above are based on First Data historical transactions and do not include historical Concord transactions.

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FIRST DATA REPORTS SECOND QUARTER EPS FROM CONTINUING OPERATIONS OF $0.53